UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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/ /	Soliciting Material under § 240.14a-12.

PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MASTER INTERMEDIATE INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

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October 2023

URGENT: YOUR VOTE IS CRITICAL

Re:	Your investment in one or more Putnam Funds:
Putnam Managed Municipal Income Trust
Putnam Master Intermediate Income Trust
Putnam Municipal Opportunities Trust

Dear Shareholder:

Your time to vote has been extended, but we need you more than ever!

You are a shareholder of record in at least one of the Putnam Funds above, which are soliciting votes on an important matter. Your shareholder meeting has been adjourned due to insufficient participation. The adjourned session is scheduled for November 17, 2023, at 1:00 p.m. Eastern Time.

It is urgent that you vote! The proposals will determine the future of your Fund(s) and help avoid disruption in their operation.

The Trustees of the Putnam Funds recommend that you vote in favor of the proposals.

Voting is quick and easy! Choose one method:

• Visit the website listed on the enclosed proxy card

• Call the toll-free number listed on the enclosed proxy card

• Sign, date, and mail the proxy card using the enclosed postage-paid envelope

It’s time to vote.

Regardless of how many shares you own, your vote is important. We truly appreciate your investment and support. If you have any questions, please contact our Proxy Solicitor, EQ Fund Solutions, at 1-877-536-1555 Monday through Friday, 9:00 a.m. – 10:00 p.m. Eastern Time.

Thank you for your help and support.

Sincerely,

335484 10/23